UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 2, 2011, Altria Group, Inc. (“Altria”) issued a press release (the “Press Release”), in which Altria announced, among other things, that it will record a fourth-quarter pre-tax charge of $62 million related to tobacco and health judgments in the Williams and Bullock cases as well as incurring approximately $57 million in interest costs related to those two cases. The Williams and Bullock cases were described in detail in Altria’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 that Altria filed with the Securities and Exchange Commission.

Altria revises its 2011 full-year guidance for reported diluted earnings per share (“EPS”) from a range of $1.60 to $1.66 to a range of $1.58 to $1.64, primarily due to 2011 fourth-quarter charges of four cents per share associated with the tobacco and health judgments related to the Williams and Bullock cases, partially offset by favorability related to tax items.

Altria reports its diluted EPS in accordance with U.S. generally accepted accounting principles (“GAAP”). Previously, Altria also disclosed adjusted diluted EPS, which measured Altria’s diluted EPS, excluding among other items, certain Philip Morris Capital Corporation (“PMCC”) leveraged lease charges, SABMiller plc (“SABMiller”) special items, restructuring charges, and certain tax items. Beginning with the fourth quarter of 2011, Altria will redefine its adjusted diluted EPS to also exclude charges for tobacco and health judgments. Altria’s management does not view these items to be part of our sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. Altria’s management believes that the redefined adjusted diluted EPS measure will provide useful insight into underlying business trends and results, and will provide a more meaningful comparison of year-over-year adjusted diluted EPS. Altria’s management uses adjusted measures internally for planning, forecasting and evaluating the performances of Altria’s businesses, including allocating resources and evaluating results relative to employee compensation targets.

In connection with its decision to redefine adjusted diluted EPS as described above, Altria forecasts that 2011 full-year adjusted diluted EPS, as redefined to exclude special items listed in Table 1 of the Press Release, will be in the range of $2.01 to $2.07. This represents a growth rate of 6% to 9% from a 2010 adjusted base of $1.90 per share, which was not impacted by tobacco and health judgment charges.

Altria also announced that it expects this week’s American Airlines bankruptcy filing to have a negative impact on PMCC’s fourth-quarter financial results. Altria’s preliminary estimate of the potential impact of this event is reflected in its 2011 EPS guidance above.

The factors described in the Forward-Looking and Cautionary Statements section of the Press Release represent continuing risks to this forecast.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety to this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

As discussed under Item 7.01, on December 2, 2011, Altria Group, Inc. (“Altria”) issued a Press Release, in which it announced, among other things, that it will record a fourth-quarter pre-tax charge of $62 million related to tobacco and health judgments in the Williams and Bullock cases as well as incurring approximately $57 million in interest costs related to those two cases. The Williams and Bullock cases were described in detail in Altria’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 that Altria filed with the Securities and Exchange Commission.

The text of the Press Release is attached as Exhibit 99.1 to this Current Report or Form 8-K and is incorporated herein by reference to this Item 8.01 except for the sections entitled “2011 Full-Year Guidance” and “Restated Adjusted Results.” Altria’s 2011 Full-Year Guidance is presented below.

2011 Full-Year Guidance

Altria revises its 2011 full-year guidance for reported diluted earnings per share (“EPS”) from a range of $1.60 to $1.66 to a range of $1.58 to $1.64, primarily due to 2011 fourth-quarter charges of four cents per share associated with the tobacco and health judgments related to the Williams and Bullock cases, partially offset by favorability related to tax items.

This forecast includes estimated net charges of $0.43 per share as detailed in the table below, as compared with 2010 full-year reported diluted EPS of $1.87, which included $0.03 per share of net charges, as detailed in the table below.

Altria reports its diluted EPS in accordance with U.S. generally accepted accounting principles (“GAAP”). Previously, Altria also disclosed adjusted diluted EPS, which measured Altria’s diluted EPS, excluding among other items, certain Philip Morris Capital Corporation (“PMCC”) leveraged lease charges, SABMiller plc (“SABMiller”) special items, restructuring charges, and certain tax items. Beginning with the fourth quarter of 2011, Altria will redefine its adjusted diluted EPS to also exclude charges for tobacco and health judgments. Altria’s management does not view these items to be part of our sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. Altria’s management believes that the redefined adjusted diluted EPS measure will provide useful insight into underlying business trends and results, and will provide a more meaningful comparison of year-over-year adjusted diluted EPS. Altria’s management uses adjusted measures internally for planning, forecasting and evaluating the performances of Altria’s businesses, including allocating resources and evaluating results relative to employee compensation targets. Adjusted diluted EPS is a financial measure that is not consistent with U.S. GAAP. This information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP.

In connection with its decision to redefine adjusted diluted EPS as described above, Altria forecasts that 2011 full-year adjusted diluted EPS, as redefined, will represent a growth rate of 6% to 9% over the 2010 full-year adjusted diluted EPS, which was not impacted by tobacco and health judgment charges. As set forth in the Press Release, had Altria not redefined its adjusted diluted EPS, it would have revised its 2011 full-year guidance for adjusted diluted EPS to 3% to 6% over the 2010 full-year adjusted diluted EPS.

Previously disclosed reported and adjusted diluted EPS results for the four quarters of 2010 as well as the first and third quarters of 2011 were not impacted by tobacco and health judgment charges.

Altria also announced that it expects this week’s American Airlines bankruptcy filing to have a negative impact on PMCC’s fourth-quarter financial results. Altria’s preliminary estimate of the potential impact of this event is reflected in its 2011 EPS guidance above.

The factors described in the Forward-Looking and Cautionary Statements section of the Press Release represent continuing risks to this forecast.

Net Charges Included in Reported Diluted EPS

	Full Year
	2011 Guidance	2010
Asset impairment, exit, integration and implementation costs	$0.10	$0.04
UST acquisition-related costs*	—	0.01
SABMiller special items	0.02	0.03
PMCC leveraged lease charge	0.30	—
Tax items**	(0.04)	(0.05)
Tobacco and health judgments
(Williams, Scott and Bullock cases)	0.05	—

	$0.43	$0.03

*	Excludes exit and integration costs.
**	Excludes the tax impact included in the 2011 second-quarter PMCC leveraged lease charge.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Altria Group, Inc. Press Release dated December 2, 2011 (filed pursuant to Item 8.01 except for sections 2011 Full-Year Guidance and Restated Adjusted Results which are furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: December 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release dated December 2, 2011 (filed pursuant to Item 8.01 except for sections 2011 Full-Year Guidance and Restated Adjusted Results which are furnished pursuant to Item 7.01)